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                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                           Thirty Nine                      Thirteen
                                                           Weeks Ended                     Weeks Ended
                                                  ---------------------------     ---------------------------
                                                      Sept 23,       Sept 25,          Sept 23,      Sept 25,
                                                          2000           1999              2000          1999
                                                  ------------   ------------     -------------   -----------

Net income                                        $     29,292   $     30,304     $     11,516   $     12,074
                                                  ============   ============     ============   ============

Average number of common shares
    outstanding                                          8,909         10,149            8,677          9,954

  Plus: Incremental shares from
    assumed exercise of stock
    options                                                211            121              206            122
                                                  ------------   ------------     ------------   ------------
Average number of common shares
    and common share equivalents
    outstanding                                          9,120         10,270            8,883         10,076
                                                  ============   ============     ============   ============

Diluted earnings per share                        $       3.21   $       2.95     $       1.30   $       1.20
                                                  ============   ============     ============   ============



                                       23
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